October 18, 2007
ECOLOGY COATINGS, INC.
AUDIT COMMITTEE CHARTER
This Compensation Committee Charter was adopted by the Board of Directors of Ecology
Coatings, Inc. on October 18, 2007.
I. Statement of Purpose

The Committee shall assist the Board in fulfilling its responsibility for oversight of: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors and (5) such other duties as directed by the Board.

II. Membership

The Committee shall be composed of at least two directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) satisfy the independence requirements of the Nasdaq Stock Market, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

At least one member shall have accounting or related financial management expertise to meet the requirements of a financial expert and each other member shall be financially literate and able to read and understand financial statements at the time of their appointment. Committee members shall not simultaneously serve on the audit committees of more than four other public companies.

Vacancies on the Committee shall be filled by a vote of the Board. The Board may remove a member of the Committee. Any member of the Committee may resign therefrom at any time by delivering a letter of resignation to the chairman of the Board with a copy to the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective has not been specified therein, then it shall take effect immediately upon its receipt by the chairman of the Board; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

III. Committee Authority and Responsibilities
     The Committee shall have the following specific authority and responsibilities (in addition to any other authority or responsibility which the Board may from time to time delegate to the Committee), in each case subject to the requirements of law and the Company’s bylaws:

A.
to exercise its ultimate authority over appointment, compensation, retention, replacement and oversight of the registered public accounting firm engaged (including resolution of any disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the issuer and the registered public accounting firm shall report directly to the Committee. In exercising this authority, the Committee will (A) discuss and consider the auditor’s written affirmation that the auditor is in fact independent; (B) discuss the nature and conduct of the audit process; (C) receive and review all reports; and (D) provide the independent accountant with full access to the Committee and the Board to enable him to report on any and all appropriate matters.

B.
to approve in advance all auditing services and permitted non-audit services to be performed by the registered public accounting firm. Under no circumstances is the Committee allowed to engage the registered public accounting firm to perform prohibited services as outlined in Securities and Exchange Commission rules.

C.
to establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

D.
to establish hiring policies, compliant with governing laws and regulations, for employees or former employees of the Company’s registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the issuer.

E.
to discuss with management and the auditors the quality and adequacy of the Company’s internal controls, including management’s report on internal controls and the independent auditor’s attestation on management’s assertions as required by Securities and Exchange Commission rules.

F.	to establish an internal audit function and provide guidance and oversight to the internal audit function of the Company, including review of the organization, plans and results of such activity.

G.
to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal audit function and the management of the Company. In discharging this oversight role or as it otherwise deems necessary or appropriate, the Committee is empowered to investigate any matter brought to its attention, with full power to retain independent legal, accounting or other advisors for this purpose.

H.
at least annually, to obtain and review a report by the independent auditor, describing the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and delineating all relationships between the outside auditor and the Company as required by Independent Standards Board Standard No. 1, and also to present its conclusions with respect to the independent auditor to the full Board.

I.	to further seek to ensure that the outside auditor remains independent by:
1.
discussing with the outside auditor its independence, including by regularly engaging the outside auditor in a dialogue regarding any disclosed relationships or services between the Company and management which may impact the objectivity and independence of the outside auditor;

	2.	recommending that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the outside auditor’s independence, and;

	3.	otherwise discussing with the outside auditor all matters required to be discussed by SAS 61.

J.	to review and update this Charter at least annually and recommend any proposed changes to the Board for approval.

K.	to discuss with management the status of pending litigation, taxation matters and other areas of oversight as may be appropriate.

L.	to assist the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

M.
to review the financial statements with management and the independent auditor, including quarterly reviews. Such reviews should include discussions of significant accounting policies, estimates and judgments, any changes in the Company’s selection and application of accounting principles and major financial and accounting risk exposures and the steps management has taken to control them (including off-balance sheet structures).

N.
to make recommendations to the Board as to whether the Company’s audited financial statements should be included in its annual report on Form 10-K on the basis of (A) the Committee’s review of such audited financial statements; (B) its discussion with management regarding such audited financial statements; (C) its discussion with the outside auditor regarding the independence of the outside auditor and the matters required to be discussed under SAS 61; and (D) its review of the outside auditor’s written statement as required by Independent Standards Board Standard No. 1.

O.
to prepare annually a report for enclosure with the proxy statement that reports to the shareholders on such matters as are required under the rules of the Securities and Exchange Commission as in effect from time to time.

P.
to monitor and assure that the lead and concurring partner of the Company’s independent auditor complies with the five-year rotation requirements and the other rotation requirements of the Securities and Exchange Commission.

Q.	to evaluate its performance annually and report its findings to the Board; and
IV. Committee Meetings and Action
A.	The Committee, in its entirety, shall meet at least quarterly, or more frequently as circumstances warrant.

B.
The Committee shall meet with the outside auditor and with management to review the results of the audit of the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, prior to the issuance of such annual financial statements to the public; such review will include a discussion of earnings press releases, including pro-forma or adjusted non-GAAP information, and other information or earnings guidance given to analysts and ratings agencies as required by New York Stock Exchange rules.

C.	The Committee shall meet with the outside auditor and with management to review the Company’s quarterly reports on Form 10-Q prior to their filing with

October 18, 2007

the Securities and Exchange Commission; such review will include a discussion of earnings press releases, including pro-forma or adjusted non-GAAP information, and other information or earnings guidance given to analysts and ratings agencies.

D.
The Committee shall meet at least once annually or upon the request of any Board member in separate sessions, with any member of management, the internal audit function and the outside auditor to discuss any matter brought forth by any of such parties.

E.
In its meetings with the independent auditor, the Committee shall regularly review with the auditor any audit problems or difficulties encountered in the course of the audit work, as well as management’s response.

V. Committee Reports

A.	The Committee shall provide at least one written report annually to the Board describing:
	1.	the Committee’s historical and planned activities for carrying out the Committee’s duties and responsibilities;

	2.	appraisal of the financial reporting processes and systems of internal accounting controls;

	3.	selection, appointment and engagement of the outside auditor, and;

	4.	assessment of the adequacy of this Charter.

B.	The Committee shall maintain minutes. A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting following such Committee meeting.

C.	Any other reports which the Board may from time to time specify.

VI. Duties and Responsibilities of the Board

     The Board shall:

A.	elect members to the Committee and conduct oversight of the activities of the Committee;

B.	ensure that adequate resources are available to the Committee for proper discharge of its duties and responsibilities;

C.
provide timely written disclosure to the applicable governing or administrative forums of any determination that the Board has made regarding the independence of the members of the Committee; the financial literacy of the members of the Committee; the accounting or related financial management expertise of the financial expert of the Committee; and the annual review and reassessment of the adequacy of this Charter as well as an annual self-evaluation.

D.	ensure this Charter is posted on the Company’s Web site.

VII. Limitation of Committee’s Role

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.